Exhibit 4.2

CHASE ISSUANCE TRUST,

Issuing Entity

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Indenture Trustee

AMENDMENT NO. 2

to the THIRD AMENDED AND RESTATED

INDENTURE

Dated as of December 20, 2013

This AMENDMENT NO. 2 TO THE THIRD AMENDED AND RESTATED INDENTURE (this “Amendment No. 2”) between, CHASE ISSUANCE TRUST, a statutory business trust created under the laws of the State of Delaware (the “Issuing Entity”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of December 20, 2013.

RECITALS

WHEREAS, the parties hereto have heretofore executed and delivered an Indenture, dated as of May 1, 2002 (as amended, supplemented or otherwise modified, the “Original Indenture”);

WHEREAS, the parties hereto have heretofore executed and delivered an Amended and Restated Indenture, dated as of October 15, 2004, as amended by the Amendment thereto, dated as of February 1, 2006 (as amended, supplemented or otherwise modified, the “Amended and Restated Indenture”);

WHEREAS, the parties hereto have heretofore executed and delivered a Second Amended and Restated Indenture, dated as of March 14, 2006 (as amended, supplemented or otherwise modified, the “Second Amended and Restated Indenture”)

WHEREAS, the parties hereto have heretofore executed and delivered a Third Amended and Restated Indenture, dated as of December 19, 2007, as amended by the Amendment thereto, dated as of July 9, 2013 (as amended, supplemented or otherwise modified, the “Third Amended and Restated Indenture”);

WHEREAS, the parties hereto desire to amend the Third Amended and Restated Indenture as set forth below;

WHEREAS, Section 9.01 of the Third Amended and Restated Indenture provides that the Third Amended and Restated Indenture may be amended upon delivery of an Issuing Entity Tax Opinion for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Third Amended and Restated Indenture; provided, that (i) the Issuing Entity shall deliver to the Indenture Trustee, the Collateral Agent and the Owner Trustee an Officer’s Certificate to the effect that the Issuing Entity reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and that such amendment does not adversely affect the rights, duties, benefits, protections, privileges or immunities of the Indenture Trustee or the applicable Collateral Agent and (ii) each Note Rating Agency confirms in writing that such amendment will not cause a Ratings Effect;

WHEREAS, (i) an Issuing Entity Tax Opinion has been delivered, (ii) the Issuing Entity has delivered to the Indenture Trustee, the Collateral Agent and the Owner Trustee an Officer’s Certificate to the effect that the Issuing Entity reasonably believes that this Amendment No.

2 will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future and that this Amendment No. 2 does not adversely affect the rights, duties, benefits, protections, privileges or immunities of the Indenture Trustee or the applicable Collateral Agent and (iii) each Note Rating Agency has confirmed in writing that such amendment will not cause a Ratings Effect; and

WHEREAS, based on the foregoing, all conditions precedent to the Amendment No. 2 of the Third Amended and Restated Indenture have been complied with;

NOW, THEREFORE, the parties hereto hereby are executing and delivering this Amendment No. 2 in order to amend the Third Amended and Restated Indenture in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Third Amended and Restated Indenture.

1. Amendment to Section 1.01. The definition of “Business Day” in 1.01 of the Third Amended and Restated Indenture shall be amended by deleting in its entirety the existing definition and replacing it with the following:

“Business Day” means, unless otherwise specified in the Indenture Supplement for any Series, Class or Tranche of Notes, any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Wilmington, Delaware or Minneapolis, Minnesota (or, with respect to any Series, Class or Tranche, any additional city specified in the related Indenture Supplement), are authorized or obligated by law, executive order or governmental decree to be closed.

2. Amendment to Section 1.01. The definition of “Most Recent Quarterly Filing Date” in Section 1.01 of the Third Amended and Restated Indenture shall be amended by deleting in its entirety the existing definition and replacing it with the following:

“Most Recent Quarterly Filing Date” means each date on which a revised base prospectus is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act which shall be (a) each February 10, May 10, August 10 and November 10 or, if any such date is not a Business Day, the next succeeding Business Day, unless (i) at least one Business Day prior to such date the Transferor shall have notified the Indenture Trustee that such Most Recent Quarterly Filing Date will be postponed or (ii) at least three Business Days prior to an accelerated Most Recent Quarterly Filing Date, the Transferor shall have notified the Indenture Trustee that such Most Recent Quarterly Filing Date will be accelerated and (b) any other Business Day designated by the Transferor upon at least three Business Days’ prior notice to the Indenture Trustee.

3. Amendment to Section 12.11. Section 12.11 of the Third Amended and Restated Indenture shall be amended by deleting in its entirety the existing Section 12.11 and replacing it with the following:

Section 12.11 Notices. All demands, notices, instructions, directions and communications under this Indenture shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission or electronic mail:

(a) in the case of the Issuing Entity, to:

Chase Issuance Trust

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-1600

Attention: Corporate Trust Administration

Fax: (302) 636-4140

Email: JLuce@WilmingtonTrust.com

with a copy to:

Chase Bank USA, National Association

201 North Walnut Street

Wilmington, Delaware 19801

Attention: David A. Penkrot

Fax: (302) 282-7634

Email: david.penkrot@chase.com

with a copy to:

JPMorgan Chase & Co.

270 Park Avenue, 10th Floor

New York, New York 10017

Attention: Brent Barton

Fax: (212) 834-6519

Email: brent.barton@jpmchase.com

(b) in the case of the Indenture Trustee, to:

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

MAC: N9311-161

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services—Asset Backed Administration

Fax: (612) 667-3464

Email: Cheryl.C.Zimmerman@wellsfargo.com

(c) in the case of each party, at such other address, attention party, facsimile number or email address as shall be designated by such party in a written notice to each other party.

4. No Waiver. The execution and delivery of this Amendment No. 2 shall not constitute a waiver of a past default under the Third Amended and Restated Indenture or impair any right consequent thereon.

5. Third Amended and Restated Indenture in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Third Amended and Restated Indenture shall remain in full force and effect. All references to the Third Amended and Restated Indenture in any other document or instrument shall be deemed to mean the Third Amended and Restated Indenture as amended by this Amendment No. 2. This Amendment No. 2 shall not constitute a novation of the Third Amended and Restated Indenture, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Third Amended and Restated Indenture to which they are parties thereto, as amended by this Amendment No. 2, as though the terms and obligations of the Third Amended and Restated Indenture were set forth herein.

6. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

7. Separability. In case any provision in this Amendment No. 2 shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby.

8. Counterparts. This Amendment No. 2 may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

9. GOVERNING LAW. THIS AMENDMENT NO. 2 WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10. Effective Date. This Amendment No. 2 shall become effective as of the day and year first above written.

IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused this Amendment No. 2 to be duly executed by their respective officers as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	CHASE BANK USA, NATIONAL ASSOCIATION, as Beneficiary and not in its individual capacity

By:	/s/ David A. Penkrot
Name: David A. Penkrot Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee and not in its individual capacity

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman Title: Vice President

Acknowledged and Accepted:

CHASE BANK USA,

NATIONAL ASSOCIATION,

as Servicer

By:	/s/ David A. Penkrot
Name: David A. Penkrot Title: Senior Vice President

CHASE ISSUANCE TRUST

AMENDMENT NO. 2 TO THE THIRD A&R INDENTURE